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                                                                    Exhibit 11.1



                       SERVICE CORPORATION INTERNATIONAL
                       COMPUTATION OF EARNINGS PER SHARE


                                                                                              Years Ended December 31,
                                                                                         1995            1994             1993
----------------------------------------------------------------------------------------------------------------------------------
                                                                                      (Thousands, except per share amounts)
PRIMARY:
Income before cumulative effect of changes in accounting principles . . . . .      $     183,588    $     131,045     $   103,092
Cumulative effect of change in accounting principles (net of tax) . . . . . .           -                 -                (2,031)
                                                                                   -------------    -------------     -----------
                                                                                   $     183,588    $     131,045     $   101,061
                                                                                   =============    =============     ===========

Average number of common shares outstanding . . . . . . . . . . . . . . . . .           100,799            86,509          82,992
Common stock equivalents applicable to options
         outstanding resulting from application of the
         "treasury stock method" using average stock price  . . . . . . . . .             1,275               417             380
                                                                                   ------------     -------------     -----------
Average common and common equivalent shares
         used in earnings per share . . . . . . . . . . . . . . . . . . . . .           102,074            86,926          83,372
                                                                                   ============     =============     ===========

Primary Earnings Per Common Share:
Income before cumulative effect of change in accounting principles  . . . . .      $       1.80     $        1.51     $      1.24
Cumulative effect of change in accounting principles (net of tax) . . . . . .            -                -                  (.03)
                                                                                   ------------     -------------     -----------
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $       1.80     $        1.51     $      1.21
                                                                                   ============     =============     ===========

FULLY DILUTED:
Income before cumulative effect of change in accounting principles  . . . . .      $    183,588     $     131,045     $   103,092
Add after tax interest expense applicable to convertible debentures . . . . .            13,548             8,501           8,412
                                                                                   ------------     -------------     -----------
Income as adjusted  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .           197,136           139,546         111,504
Cumulative effect of change in accounting principles (net of tax) . . . . . .           -                 -                (2,031)
                                                                                   ------------     -------------     -----------
                                                                                   $    197,136     $     139,546     $   109,473
                                                                                   ============     =============     ===========

Average number of common shares outstanding . . . . . . . . . . . . . . . . .           100,799            86,509          82,992
Common stock equivalents applicable to options
         outstanding resulting from application of the "treasury
         stock method" using end of period stock price (if greater
         than average stock price for period) . . . . . . . . . . . . . . . .             1,519               492             401
Assuming conversion of convertible debentures . . . . . . . . . . . . . . . .            13,335            10,407          10,485
                                                                                   ------------     -------------     -----------
Average shares used in fully diluted earnings per share . . . . . . . . . . .           115,653            97,408          93,878
                                                                                   ============     =============     ===========

Fully Diluted Earnings Per Common Share:
Income before cumulative effect of change in accounting principles  . . . . .      $       1.70     $        1.43     $      1.19
Cumulative effect of change in accounting principles (net of tax) . . . . . .            -                 -                 (.02)
                                                                                   ------------     -------------     -----------
Net income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      $       1.70     $        1.43     $      1.17
                                                                                   ============     =============     ===========
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